UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2010, Atlantic Southern Financial Group, Inc. (the “Company”), the bank holding company for Atlantic Southern Bank (the “Bank”), appointed J. Randall Griffin, age 57, as Chief Credit Officer of the Bank.  The FDIC approved Mr. Griffin’s appointment on May 21, 2010.  In his role as Chief Credit Officer he will maintain and develop all lending operations, manage the Special Assets Division and credit function and develop loan policies and procedures to ensure the overall quality of the Bank’s lending portfolio.  This appointment is effective as of June 17, 2010.

Mr. Griffin began his career with the Bank in October 2005 and most recently served as Senior Vice President in the Bank’s Special Assets Division.  Mr. Griffin has also managed the Credit Administration Department, where he was responsible for loan operations, collections and compliance, and served as an account officer with the commercial lending group.  Mr. Griffin also developed the Bank’s current system of loan losses reserve analysis.  Prior to joining the Bank, Mr. Griffin served as President of Double Eagle Associates, LLC, a residential real estate development and management company.

In his current position, Mr. Griffin’s annual base salary will be $150,000.  He will also be eligible to participate in the Bank’s executive bonus program.  Mr. Griffin is eligible to participate in the Bank’s broad-based employee benefit plans, such as medical, dental, disability and term life insurance programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: June 18, 2010	By:	/s/ Carol W. Soto
Carol W. Soto
Secretary and Chief Financial Officer